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                                                                    EXHIBIT 23.0

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 33-63251) of United States Filter Corporation of our report dated June 13, 1996 relating to the consolidated financial statements of Davis Water & Waste Industries, Inc., which appears in this Current Report on Form 8-K of United States Filter Corporation dated June 27, 1996.

PRICE WATERHOUSE LLP

Atlanta, Georgia
June 27, 1996